Exhibit 99.1

Ondas Holdings Announces Plan to Change Name to Ondas Inc., Establishes West Palm Beach as Corporate Headquarters

Actions reflect Ondas’ evolution into a scaled, integrated global operating platform serving defense, security and industrial markets

WEST PALM BEACH, FL / January 2, 2026 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced a plan to change its corporate name to Ondas Inc., reflecting its evolution into a fully integrated global operating platform. The Company also announced that it has relocated its corporate headquarters to West Palm Beach, Florida to support its next phase of growth.

“While Ondas Holdings reflected an earlier phase of our development, today, we operate as a scaled, global defense and security technology platform serving both government and commercial customers, with integrated products, services, manufacturing, and operations,” said Eric Brock, Chairman and CEO of Ondas. “Renaming the Company to Ondas Inc. will better align our corporate identity with the operating platform we have built and the global, dual-use markets we serve.”

Ondas has also relocated its corporate headquarters to West Palm Beach, Florida. The move supports the Company’s next phase of growth by strengthening access to senior talent, strategic partners, and institutional capital, while benefiting from Florida’s business-friendly regulatory environment, expanding defense and technology ecosystem, and strong international connectivity.

“West Palm Beach has rapidly emerged as a strategic hub for technology, defense, finance, and global business,” Brock added. “Relocating our headquarters positions Ondas in an environment that supports disciplined execution, capital formation, and long-term value creation.”

Ondas will continue to operate a distributed global footprint, with engineering, manufacturing, and field operations across the United States, Europe, Middle East and Asia. The name change and headquarters relocation are not expected to disrupt operations, customer programs, or delivery timelines. The name change is expected to be effective during the first quarter of 2026.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for special operations and other military forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Stenrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Holdings Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com